Exhibit 99.2

RISKS RELATED TO OUR COMMON SHARES

Investing in common shares, without par value (“Common Shares”), of NioCorp Developments Ltd. (“we,” “our,” “us,” “NioCorp” or the “Company”) involves a high degree of risk. Before making a decision to invest in our Common Shares, you should carefully consider the risks described below and under the heading “Risk Factors” in any prospectus or prospectus supplement and discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, together with other information in any prospectus or prospectus supplement and the documents incorporated by reference therein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our Common Shares.

Future sales, or the perception of future sales, of Common Shares by existing shareholders or by us, or future dilutive issuances of Common Shares by us, could adversely affect prevailing market prices for the Common Shares.

Subject to compliance with applicable securities laws, sales of a substantial number of Common Shares in the public market could occur at any time, including issuances and sales of additional Common Shares by us and sales by other security holders. These sales, or the market perception that the holders of a large number of Common Shares or securities convertible, exercisable or exchangeable into Common Shares intend to sell Common Shares, could reduce the prevailing market price of the Common Shares. The effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of the Common Shares is uncertain. If the market price of the Common Shares were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

On March 17, 2023 (the “Closing Date”), NioCorp consummated the transactions contemplated by the previously-announced Business Combination Agreement, dated as of September 25, 2022 (the “Business Combination Agreement”), among NioCorp, GX Acquisition Corp. II (“GXII”) and Big Red Merger Sub Ltd (the “Closing”). The transactions contemplated by the Business Combination Agreement, including the reverse stock split at a ratio of 10-for-1 effectuated by each of NioCorp and its indirect, majority-owned subsidiary, Elk Creek Resources Corp. (formerly known as GX Acquisition Corp. II), on the Closing Date, are referre468810d to, collectively, as the “Transactions.” Following the Closing, GX Sponsor II LLC, in its capacity as a stockholder of GXII (the “Sponsor”), the members of the Sponsor, the advisors of GXII that received Common Shares as part of their fee in connection with the Closing, as well as the pre-Closing directors and officers of NioCorp, are subject to “lock-up” restrictions. The provisions of these “lock-up” restrictions may be waived under limited circumstances and allow us to, among other things, issue additional Common Shares, or allow the directors and officers of NioCorp or its shareholders to sell their Common Shares at any time. There are no pre-established conditions for the grant of such a waiver by the relevant parties, and any decision by the applicable parties to waive those conditions may depend on a number of factors, which might include market conditions, the performance of the Common Shares in the market and our financial condition at that time. If the “lock-up” restrictions of the applicable shareholders or the directors and officers of NioCorp are waived, additional Common Shares will be available for sale into the public market, subject to applicable securities laws, which, in both cases, could reduce the prevailing market price for the Common Shares.

In connection with the entry into the Business Combination Agreement, the Company announced the signing of non-binding letters of intent for two separate financing packages with Yorkville Advisors Global, LP. On January 26, 2023, the Company entered into definitive agreements with respect to these financings, including a Securities Purchase Agreement, dated January 26, 2023 (as amended, the “Yorkville Convertible Debt Financing Agreement”), between the Company and YA II PN, Ltd. (“YA”), a fund managed by Yorkville Advisors Global, LP, and a Standby Equity Purchase Agreement, dated January 26, 2023 (the “Yorkville Equity Facility Financing Agreement”), between the Company and YA.

Pursuant to the Yorkville Convertible Debt Financing Agreement, at the Closing, YA advanced an aggregate amount of $15.36 million to NioCorp in consideration of the issuance by NioCorp to YA of (i) $16.0 million aggregate principal amount of unsecured convertible debentures (the “Convertible Debentures”) and (ii)

Common Share purchase warrants, exercisable for up to 1,789,267 Common Shares for cash or, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying Common Shares, on a cashless basis, at the option of the holder, at a price per Common Share of approximately $8.9422, subject to adjustment to give effect to any stock dividend, stock split, reverse stock split or similar transaction (the “Financing Warrants”). Pursuant to the Yorkville Convertible Debt Financing Agreement, YA may convert the Convertible Debentures and exercise the Financing Warrants from time to time, subject to certain limitations, and we will issue Common Shares to YA upon such conversions and exercises. We have filed a registration statement under the Securities Act of 1933 (the “Securities Act”) covering resales by YA of the Common Shares issuable upon conversion of the Convertible Debentures and exercise of the Financing Warrants. Accordingly, any Common Shares that we issue upon conversion of the Convertible Debentures or exercise of the Financing Warrants will be available for sale into the public market, subject to applicable securities laws, which could reduce the prevailing market price for the Common Shares.

Additionally, pursuant to the Yorkville Equity Facility Financing Agreement, YA has committed to purchase up to $65.0 million of our Common Shares (the “Commitment Amount”), at our direction from time to time during the period commencing upon the Closing Date and ending on the earliest of (i) the first day of the month next following the 36-month anniversary of the Closing, (ii) the date on which YA shall have made payment of the full Commitment Amount and (iii) the date that the Yorkville Equity Facility Financing Agreement otherwise terminates in accordance with its terms (the “Commitment Period”), subject to certain limitations and the satisfaction of the conditions in the Yorkville Equity Facility Financing Agreement. Pursuant to the terms of the Yorkville Equity Facility Financing Agreement, we issued 81,213 Common Shares to YA as consideration for its irrevocable commitment to purchase Common Shares under the Yorkville Equity Facility Financing Agreement. We have filed a registration statement under the Securities Act covering resales by YA of the Common Shares issuable pursuant to the Yorkville Equity Facility Financing Agreement. Accordingly, any Common Shares that we issue pursuant to the Yorkville Equity Facility Financing Agreement will be available for sale into the public market, subject to applicable securities laws, which could reduce the prevailing market price for the Common Shares.

Also, in connection with the Closing, pursuant to the Business Combination Agreement, the Company issued an aggregate of 15,666,626 warrants of the Company, exercisable for 1.11829212 Common Shares at a price per 1.11829212 Common Shares of $11.50 (the “NioCorp Assumed Warrants”), which are exercisable for an aggregate of up to 17,519,864 Common Shares. 5,666,667 NioCorp Assumed Warrants are held by members of the Sponsor and are subject to the “lock-up” restrictions described above, but 9,999,959 NioCorp Assumed Warrants are currently publicly traded. Pursuant to the Warrant Agreement, dated as of March 17, 2021, by and between GXII and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, as amended by an assignment, assumption and amendment agreement, dated the Closing Date, among NioCorp, GXII, CST, as existing warrant agent, and Computershare Inc. and its affiliate, Computershare Trust Company, N.A., together as successor warrant agent, we have filed a registration statement under the Securities Act covering the offering, issuance and sale of the Common Shares issuable upon exercise of the NioCorp Assumed Warrants. Accordingly, any Common Shares that we issue upon exercise of NioCorp Assumed Warrants will be available for sale into the public market, subject to applicable securities laws, which could reduce the prevailing market price for the Common Shares.

We may not recognize the full value of the Yorkville Equity Facility Financing Agreement and may not receive any proceeds from the exercise of the Financing Warrants, the NioCorp Assumed Warrants and our other outstanding Common Share purchase warrants, and the potential adverse effect on the prevailing market prices for our Common Shares as a result of sales, or the perception of future sales, of Common Shares could adversely affect our ability to raise additional capital and you could lose all or part of your investment.

Although we have entered into the Yorkville Equity Facility Financing Agreement, we may not recognize the full value thereof. Specifically, our ability to sell Common Shares to YA pursuant to the Yorkville Equity Facility Financing Agreement is subject to certain restrictions and limitations, which may prevent us from selling the full Commitment Amount prior to the expiration of the Commitment Period. Our ability to recognize the full value of the Yorkville Equity Facility Financing Agreement may be further impeded by the potential negative pressure on the market price of our Common Shares as a result of sales, or the perception of future sales, of Common Shares by us or by other security holders. As a result, there can be no assurance that we will receive all or even a significant portion of the proceeds that we expect to receive in connection with the Yorkville Equity Facility Financing Agreement.

In addition, upon exercise, we will receive the cash exercise price of the Financing Warrants, the NioCorp Assumed Warrants and our other outstanding Common Share purchase warrants (assuming, with respect to the Financing Warrants and the NioCorp Assumed Warrants, that they are not exercised on a cashless basis). We believe the likelihood that holders of the Financing Warrants, the NioCorp Assumed Warrants or other outstanding Common Share purchase warrants will exercise their Financing Warrants, NioCorp Assumed Warrants or other outstanding Common Share purchase warrants, and therefore, the amount of cash proceeds that we would receive, is, among other things, dependent upon the market price of our Common Shares. For so long as the market price for our Common Shares is less than the applicable exercise price of the Financing Warrants, NioCorp Assumed Warrants or other outstanding Common Share purchase warrants, we believe such holders will be unlikely to exercise their Financing Warrants, NioCorp Assumed Warrants or other outstanding Common Share purchase warrants. The potential adverse effect on the prevailing market price of our Common Shares as a result of sales of Common Shares by us or by other security holders, or the perception that such sales may occur, could keep the market price for our Common Shares below the applicable exercise price of the Financing Warrants, the NioCorp Assumed Warrants or other outstanding Common Share purchase warrants. Accordingly, the holders of the Financing Warrants, the NioCorp Assumed Warrants or other outstanding Common Share purchase warrants may not exercise their Financing Warrants, NioCorp Assumed Warrants or other outstanding Common Share purchase warrants before they expire, and we may not receive any proceeds from the exercise of the Financing Warrants, the NioCorp Assumed Warrants or other outstanding Common Share purchase warrants.

We incurred significant debt in connection with the Transactions, including upon issuance of the Convertible Debentures, and we require significant additional capital to operate our business. For example, notwithstanding whether we are able to recognize the full value of the Yorkville Equity Facility Financing Agreement or receive the cash exercise price of the Financing Warrants, the NioCorp Assumed Warrants or other outstanding Common Share purchase warrants, we are obligated to repay or issue Common Shares upon settlement of the full $16.0 million aggregate principal amount of the Convertible Debentures. Such significant additional debt could adversely affect our business, which may prevent us from fulfilling our obligations with respect to our existing debt or obtaining future financing. Further, the Yorkville Convertible Debt Financing Agreement restricts us from pursuing certain variable rate financing transactions, which could impair our ability to obtain additional financing on terms that are favorable, or at all. In addition, if the market price of the Common Shares were to drop as a result of sales, or the perception of future sales, of Common Shares by us or by other security holders, this might impede our ability to raise additional capital. Our inability to obtain additional financing on terms that are favorable, or at all, could have a material adverse effect on our financial condition, results of operations and prospects, and you may lose all or part of your investment.

There can be no assurance that we will be able to comply with the continued listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).

Our Common Shares are currently listed on The Nasdaq Global Market under the symbol “NB.” If Nasdaq delists the Common Shares from trading on its exchange for failure to meet Nasdaq continued listing standards, the Company and its shareholders could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our Common Shares are a “penny stock,” which will require brokers trading in Common Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Common Shares;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The Articles of NioCorp, as amended in connection with the Transactions (the “Amended Articles”), permit us to issue an unlimited number of Common Shares without seeking shareholder approval.

The Amended Articles permit us to issue an unlimited number of Common Shares. It is anticipated that we will, from time to time, issue additional Common Shares in the future. Subject to the requirements of the British

Columbia Business Corporations Act, Nasdaq and the Toronto Stock Exchange, we will not be required to obtain the approval of the NioCorp shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

NioCorp may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse U.S. federal income tax consequences for U.S. investors.

If NioCorp is a passive foreign investment company (“PFIC”) for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder (as defined in “Certain United States Federal Income Tax Considerations” included in Exhibit 99.1 to the Company’s Current Report on Form 8-K to which this “Risks Related to Our Common Shares” is filed as an exhibit) of Common Shares, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and additional reporting requirements. NioCorp believes it was classified as a PFIC during its taxable years ended June 30, 2022 and June 30, 2021 and, based on the current composition of its income and assets, as well as current business plans and financial expectations, may be treated as a PFIC for the taxable year in which the Transactions occurred or in future taxable years. Any conclusion regarding PFIC status is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, even if NioCorp concluded it did not qualify as a PFIC, it is possible that the U.S. Internal Revenue Service (the “IRS”) could assert, and that a court could sustain, a determination that NioCorp is a PFIC. Accordingly, there can be no assurance that NioCorp will not be treated as a PFIC for any taxable year. Each holder of Common Shares should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of such securities. See “Certain United States Federal Income Tax Considerations” included in Exhibit 99.1 to the Company’s Current Report on Form 8-K to which this “Risks Related to Our Common Shares” is filed as an exhibit for further details regarding this issue.

The Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences.

Section 7874 and related sections of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provide for certain adverse tax consequences when the stock of a U.S. corporation is acquired by a non-U.S. corporation in certain transactions in which former shareholders of the U.S. corporation come to own 60% or more of the stock of the non-U.S. corporation (by vote or value, and applying certain specific counting and ownership rules). These adverse tax consequences include (i) potential additional required gain recognition by the U.S. corporation, (ii) treatment of certain payments to the non-U.S. corporation that reduce gross income as “base erosion payments,” (iii) an excise tax on certain options and stock-based compensation of the U.S. corporation, (iv) disallowance of “qualified dividend” treatment for distributions by the non-U.S. corporation, and (v) if former shareholders of the U.S. corporation come to own 80% or more of the stock of the non-U.S. corporation, treatment of the non-U.S. corporation as a U.S. corporation subject to U.S. federal income tax on its worldwide income (in addition to any tax imposed by non-U.S. jurisdictions). If the Transactions result in the application of any of these, or any other, adverse tax consequences, NioCorp could incur significant additional tax costs. While NioCorp currently does not believe the Transactions will cause such adverse tax consequences as a result of Section 7874 and related sections of the Code, this determination is subject to significant legal and factual uncertainty. NioCorp has not sought and will not seek any rulings from the IRS as to the tax treatment of any of the Transactions. Further, there can be no assurance that your tax advisor, the IRS, or a court, will agree with the position that NioCorp is not subject to these adverse tax consequences.

4